CORPORATE SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASES

      THIS CORPORATE SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASES (this "Agreement") is made and entered into as of this 12th day of July, 2002 by and among KELLY FIELDER ("Fielder"), VERA NEATE ("Neate"), CHARLES EVANS ("Evans"), KENT COUILLARD ("Couillard"), J. HATZIKALFAS ("Hatzikalfas"), JOHN COOPER ("Cooper"), MARACAIBO, LTD. ("Maracaibo"), SPECTRUM MEDITECH INC. ("Spectrum"), E.M. (MICK) KOLASSA ("Kolassa"), BILL LOBB ("Lobb"), DOUG PAUL ("Paul"), KEVIN PATTERSON ("Patterson"), (collectively, the "Shareholders") and SETI CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("Sharps") on the one hand, and SHARPS ELIMINATION TECHNOLOGIES, INC., a Delaware corporation (formerly ASPI Europe, Inc.) (the "Company"), on the other hand.

                                    RECITALS

      A. The Company is a reporting company under the Securities Exchange Act of 1934, as amended.

      B. Pursuant to a Stock Purchase Agreement by and among the Company, Sharps and the Shareholders dated March 26, 2002 (the "Purchase Agreement"), the Company purchased all of the issued and outstanding shares of Sharps (the "Sharps Shares") from the Shareholders in consideration for the issuance to the Shareholders of 15,800,000 shares of the Company's common stock (the "Company Shares").

      C. The parties hereto wish to reverse the share exchange made pursuant to the Purchase Agreement.

      D. Each of the parties hereto desires to enter into a full and final settlement and mutual general release of each and all claims each party has against the other parties.

      NOW, THEREFORE, in consideration of the promises hereinafter set forth and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    SHARE CANCELLATION AND WIRE TRANSFER.
      ------------------------------------

    1.1 Effective as of the Closing Date the Shareholders assign and surrender to the Company for immediate cancellation all right title and interest they have to the 15,800,000 shares of the Company's common stock (the "Shares").

    1.2 Effective as of the Closing Date the Company assigns all right, title and interest to the Sharps Shares to the Shareholders.

   1.3 As additional consideration for the return and surrender of the Shares, the Company hereby agrees to pay to the trust account of Hart & Trinen ("Hart") an amount equal to US$25,000, by wire transfer of immediately available funds, which funds will be applied to pay for the outstanding fees owing to Hart and for the costs associated with the completion of this Agreement. This Agreement will be null and void if this amount is not received by Hart by July 16, 2002.


2.    LIABILITIES OF SHARPS.

      2.1   Effective as of the Closing Date

      (i)   Sharps  will  retain  all  accounts   payables  except  for  those
payables listed in Schedule "A" attached hereto,

      (ii) The Company will retain the obligation for those payables listed in Schedule "A" attached hereto; and

      (iii) The Company assigns its rights to the agreements listed on Exhibit B and Sharps will assume all obligations associated with such agreements and indemnify and hold the Company harmless from any and all claims arising from or related to such agreements.

      2.2 The Company shall in no way indemnify Sharps nor shall it accept any obligation on behalf of Sharps with respect to its payables, except for those payables listed in Schedule "A" attached hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders represent and warrant as follows:

      3.1 All Company Shares owned by the Shareholders are owned free and clear of all liens, charges, encumbrances and security interests.

      3.2 The Shareholders do not beneficially own any of the assets of the Company.

      3.3 Except as set forth in this Agreement, the Company does not have any liability or obligation, contingent or otherwise, to the Shareholders.

      3.4 The Shareholders do not have any options, warrants or other rights to acquire any of the Company's shares.

      3.5 No person has any option, warrant or other right to acquire any of the Company's Shares from the Shareholders.

      3.6 There are no actions, suits or proceedings pending or threatened against or affecting the Shareholders with respect to the Company Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

      4.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 The Company hereby acknowledges that it is a holding company and that Sharps is its sole operating subsidiary. The Company also hereby acknowledges that Sharps owns all rights, title and interest in and to the operating assets of Sharps.

      4.3 The Company hereby undertakes to obtain all required corporate and shareholder consents to the transactions contemplated in this Agreement.

5.    CLOSING DATE.
      ------------

      5.1 The Closing Date shall be the 20th day after the Information Statement required by Rule 14 c-2 of the Securities and Exchange Commission has been mailed to the Company's shareholders.

      5.2 On the Closing Date, and without any further action by any party to this Agreement

      (i)   The  assignment  and  surrender  of  the  Shares  contemplated  by
Section 1.1 will be effective.

      (ii) The assignment of the Sharps Shares contemplated by Section 1.2 will be effective.

      (iii) The assumption of the payables, the assignment of the agreements, the assumption of the obligations relating to the agreements and the related indemnification contemplated by Section 2.1 will be effective,

      (iv) Kelly Fielder will appoint Jess Parker to be a director of the Company and following such appointment Kelly Fielder will resign as an officer and director of the Company.

6.    RELEASE OF CLAIMS.
      -----------------

   (a) Mutual Release. In consideration of and conditioned upon receipt of the full and complete consideration and performance of all conditions set forth herein, the Company, Sharps and the Shareholders shall mutually release each other, their past, present or future parent corporations, subsidiaries, predecessors, affiliates, partners, successors, assigns, associates, employees, independent contractors, officers, directors, shareholders, agents and attorneys, whether de facto or de jure, and any of their successors and assigns and legal representatives, and any of their heirs, executors, administrators, or any person claiming by, through, or on behalf of any of them, in whatever capacity, either personal or representative, and each of them, from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, agreements, sums of money in controversy, damages, accounts, reckonings and liens of every kind or nature whatsoever, whether known, suspected or unsuspected, which they shall have, own or hold, which they at any time heretofore had, owned or held, or could, shall or may hereafter own, or hold, by reason of, arising out of, or in connection with such matters which relate to or in any way arise out, or could relate to or arise out of, their business relationship to the date of this Agreement (collectively, the "Claim" or "Claims"). From and after the date hereof, neither the Company, Sharps, nor the Shareholders, nor their successors or assigns, shall have any Claim of any kind or nature on or against each other, their legal successors and assigns, their heirs, executors, administrators, and personal representatives, employees, or agents directly or indirectly on any such matter or cause, fact, thing, act or omission existing, done or admitted to be done at any time whatsoever to and including the date hereof, on matters related to or in any way arising out of or which could relate to or arise out of their business relationship to the date of this Agreement, but excluding their obligations hereunder.

   (b) Future Claims. Except as to the executory provisions of this Agreement, the parties each acknowledge that they are aware of the fact that it is the intention of the parties hereto, in which intention each of the parties agree, that, upon execution by the parties, this Agreement shall be effective as a full and final accord and satisfaction in settlement of and as a bar to, any and all Claims heretofore referred to and released which any party hereto has, may have in the future, or has had against the other party hereto. In connection with such waiver and relinquishment, the parties hereto acknowledge that each is aware that they or their attorneys may hereafter discover facts different from or in addition to, facts known and believed true with respect to the subject matter of this Agreement, but that it is each party's intention hereby to fully, finally, absolutely and forever settle any and all Claims, heretofore referred to, disputes and differences which do exist, may exist or heretofore have existed between any of the parties to this Agreement and that, in furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases, notwithstanding the discovery of any such different or additional facts. Therefore, each of the parties hereto acknowledge that each has been informed by their respective attorneys and advisors of, the effect of the releases

      Each of the parties does hereby waive and relinquish all rights and benefits each has or may have under any laws of the State of Delaware which may provide in general terms the following:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which if known by him must have materially affected his settlement with the debtor."

      to the fullest extent that each may lawfully waive such rights and benefits pertaining to the subject matter of this Agreement, and acknowledges that this waiver is a material inducement to the other party's execution of the Agreement.

7. NO PENDING OR FUTURE LAWSUITS. Each of the parties hereto represents that he or it has no lawsuits, claims or actions pending in his or its name, or on behalf of any other person or entity, against the other parties or any other person or entity referred to herein. Each of the parties hereto also represents that he or it does not intend to bring any claims on his or its own behalf or on behalf of any other person or entity against the other parties hereto or any other person or entity referred to herein.

8. NO ADMISSION OF LIABILITY. No action by the parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any Claim referred to herein or relating to the subject matter of this Agreement, or an acknowledgment by any of the parties of any liability to the other parties hereto, or to any other person.

9. CONFIDENTIALITY. The parties and their attorneys expressly agree that they shall keep the terms and conditions of this Agreement confidential, and that neither the parties, nor their attorneys, agents or employees, shall disclose those terms and conditions to any other person unless compelled by law to do so; provided, however, that they may disclose the terms and conditions of this Agreement to tax or financial advisors and to legal counsel, on condition that each of those individuals expressly agrees not to disclose the terms and conditions of this Agreement to anyone else.

10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding and extend to and inure to the benefit of the partners, employees, legal successors, assigns, heirs, executors, and administrators of each of the parties, including, without limitation, any partnerships, corporations or other entities in which any of them have a controlling interest or position, and shall also be binding upon their agents, servants, representatives, attorneys and persons acting for them or on their behalf.

11. COMPLETE DEFENSE. This Agreement may be used by any one or more of the parties hereto as a full and complete defense to, and the parties hereby consent that it may be used as the basis for an injunction against, any action, suit or other proceeding based on any Claim released by this Agreement as to any one or more of the parties.

12. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties hereto relating to the subject matter hereof and supersedes and replaces all prior negotiations or proposed agreements, written or oral, relating thereto. Each of the parties hereto acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce them to execute this Agreement in reliance upon any such promise, representation or warranty not contained herein. No provision of this Agreement may be amended or added hereto except by an agreement in writing signed by all parties hereto or their respective successors-in-interest.

13. REPRESENTATIONS OR WARRANTIES. Each of the parties represents and warrants that (1) he or it is the sole and absolute owner of the Claim or Claims and that he or it has not heretofore nor will in the future, assign or transfer or purport to assign or transfer to any person or entity, either voluntarily or involuntarily, the Claim or Claims, or portion thereof; (2) that each party has full authority to release and forever discharge the Claim or Claims and to execute this Agreement and bind himself or itself to this Agreement by execution hereof; and (3) that to the best of his or its knowledge, the execution and delivery of this Agreement will not violate any agreement, court order, administrative order of any governmental entity, or any law or governmental regulation.

14. TIME IS OF THE ESSENCE. Time is of the essence as to the performance of all obligations herein.

15. COUNTERPARTS; SEVERANCE. This Agreement may be executed in any number of counterparts, including electronically transmitted counterparts, and if so executed, each such counterpart shall have the same force and full effect of an original. If any term or provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and provisions shall not be affected thereby and shall remain in full force and effect to the maximum extent permitted by law.

16.   SURVIVAL.   All  the   agreements,   representations,   warranties   and
obligations of the parties set forth in this Agreement shall survive the execution of this Agreement.

17. CHOICE OF LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of law rules.

18. ATTORNEYS' FEES; ARBITRATION. In the event that a dispute arises between the parties regarding or relating to this Agreement, the prevailing party shall be entitled to recover the full amount of their attorneys' fees, expert fees and costs incurred in connection with such dispute. Any dispute between the parties hereof shall be submitted to arbitration under the rules of the American Arbitration Association in the office of such association handling matters arising in the City and County of Denver, State of Colorado.

19. GOOD FAITH. The parties shall act reasonably and in good faith in carrying out all terms and conditions contained in this Agreement.

20. REPRESENTATION BY COUNSEL. Each party hereto acknowledges and represents to the other that he or it has had the advice of attorneys of its own choosing in connection with the evaluation of the dispute and the negotiation and execution of this Agreement, and has had an adequate opportunity to consider this Agreement, understand it and voluntarily accept its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                                "Company"

                                           Sharps EliminationTechnologies Inc.,
                                                a Delaware corporation

                                                By: /s/
                                                   ---------------------------
                                                Name: Kelly Fielder
                                                Its: President


                                                "Sharps"

                                                SETI Corp.
                                                a Delaware corporation


                                                By: /s/
                                                   ----------------------------
                                                Name: Kelly Fielder
                                                Its: President

                                                "Shareholders"


                                                /s/
                                                ------------------------------
                                                Kelly Fielder


                                                /s/
                                                ------------------------------
                                                Vera Neate


                                                /s/
                                                ------------------------------
                                                Charles Evans


                                                /s/
                                                ------------------------------
                                                Kent Couillard

                                                /s/
                                                ------------------------------
                                                J. Hatzikalfas


                                                /s/
                                                ------------------------------
                                                John Cooper


                                                /s/
                                                ------------------------------
                                                Maracaibo, Ltd.


                                                /s/
                                                ------------------------------
                                                Spectrum Meditech Inc.


                                                /s/
                                                ------------------------------
                                                E.M. (Mick) Kolassa


                                                /s/
                                                ------------------------------
                                                Bill Lobb


                                                /s/
                                                ------------------------------
                                                Doug Paul


                                                /s/
                                                ------------------------------
                                                Kevin Patterson

                                  SCHEDULE "A"
                   List of Payables Obliged by The Company


DTC Invoice           $ 1,880.00
CDS Invoice             2,868.69 (CDN)
Interwest Transfer        166.60
Newswire                  690.00
BDO                     5,000.00
Bce emerges             1,500.00
Company Corporation       150.00

Total:                $13,755.29 (USD)

                                    EXHIBIT B



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